                                                                    EXHIBIT 12.1

                      COMPUTATION OF RATIO OF EARNINGS TO
                     FIXED CHARGES EXCLUDING AND INCLUDING
                              INTEREST ON DEPOSITS
                                 (IN THOUSANDS)

                                                       MARCH 31,                            DECEMBER 31,
                                                  -------------------   ----------------------------------------------------
                                                    1995       1994       1994       1993       1992       1991       1990
                                                  --------   --------   --------   --------   --------   --------   --------
Net Income......................................  $ 40,210   $ 34,673   $145,884   $112,045   $ 95,048   $ 78,256   $ 68,894
Provision for Income Taxes......................    20,813     17,036     71,094     53,476     44,977     33,660     27,175
                                                  --------   --------   --------   --------   --------   --------   --------
Earnings before Taxes...........................    61,023     51,709    216,978    165,521    140,025    111,916     96,069
                                                  --------   --------   --------   --------   --------   --------   --------
Fixed Charges:
  Interest Expense (Excluding Interest on
    Deposits)...................................    20,055      8,501     54,354     15,313      8,788     11,285     15,041
  Interest Portion of Rentals (33%).............       431        524      1,825      1,411      1,107      1,093      1,309
                                                  --------   --------   --------   --------   --------   --------   --------
  Total Fixed Charges...........................    20,486      9,025     56,179     16,724      9,895     12,378     16,350
                                                  --------   --------   --------   --------   --------   --------   --------
Earnings before Taxes and Fixed Charges.........  $ 81,509   $ 60,734   $273,157   $182,245   $149,920   $124,294   $112,419
                                                  ========   ========   ========   ========   ========   ========   ========
Ratio of Earnings to Fixed Charges..............      3.98       6.73       4.86      10.90      15.15      10.04       6.88

                                                       MARCH 31,                            DECEMBER 31,
                                                  -------------------   ----------------------------------------------------
                                                    1995       1994       1994       1993       1992       1991       1990
                                                  --------   --------   --------   --------   --------   --------   --------
Net Income......................................  $ 40,210   $ 34,673   $145,884   $112,045   $ 95,048   $ 78,256   $ 68,894
Provision for Income Taxes......................    20,813     17,036     71,094     53,476     44,977     33,660     27,175
                                                  --------   --------   --------   --------   --------   --------   --------
Earnings before Taxes...........................    61,023     51,709    216,978    165,521    140,025    111,916     96,069
                                                  --------   --------   --------   --------   --------   --------   --------
Fixed Charges:
  Interest Expense (Including Interest on
    Deposits)...................................   117,572     76,469    350,139    213,614    224,068    292,017    297,613
  Interest Portion of Rentals (33%).............       431        524      1,825      1,411      1,107      1,093      1,309
                                                  --------   --------   --------   --------   --------   --------   --------
  Total Fixed Charges...........................   118,003     76,993    351,964    215,025    225,175    293,110    298,922
                                                  --------   --------   --------   --------   --------   --------   --------
Earnings before Taxes and Fixed Charges           $179,026   $128,702   $568,942   $380,546   $365,200   $405,026   $394,991
                                                  ========   ========   ========   ========   ========   ========   ========
Ratio of Earnings to Fixed Charges..............      1.52       1.67       1.62       1.77       1.62       1.38       1.32